E-17
Exhibit No. 1
Form 10-SB
Transform Pack International, Inc.


                    ARTICLES OF INCORPORATION

                               OF

                AUTOMATED MULTIPLE SYSTEMS, INC.



      We,  the undersigned, natural persons of full age, for  the purpose  of  forming  a corporation under  and  pursuant  to  the provisions  of  Chapter  301 of the Minnesota  Statutes  Business

Corporation  Act,  and laws amendatory thereof and  supplementary thereto, adopt the following Articles of Incorporation:

                            ARTICLE I

     The name of this corporation is:

                AUTOMATED MULTIPLE SYSTEMS, INC.

                           ARTICLE II

     The duration of this corporation shall be perpetual.

                           ARTICLE III

      The purposes for which this corporation is organized are as follows:

     (a). General business purposes.

     (b). To do everything necessary, proper, advisable or

convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the laws under which this corporation is organized, by other laws or by these Articles of

Incorporation.

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     (c). To carry out the purposes hereinabove set forth in any

State, Territory, District or possession of the United States, or in any foreign country in which one or more of such purposes are forbidden by law, to limit, in any certificate for application to do business, the purpose or purposes which the corporation

proposes to carry on therein to such as are not forbidden by the law thereof.

                           ARTICLE IV

The location and post office address of the registered office  of this  corporation  in  the State of Minnesota  is  2200  American

National Bank Building, 101 East Fifth Street, Saint Paul, County

of Ramsey, State of Minnesota 55101.

                            ARTICLE V

     This corporation shall have all the powers granted to

private corporations organized for profit by said Minnesota

Business Corporation Act, and in furtherance and not in

limitation of the powers conferred by the laws of the State of

Minnesota upon corporations organized for the foregoing purposes,

the corporation shall have the power:

     (a)  To acquire, hold, mortgage, pledge or dispose of the

shares, bonds, securities or other evidences of indebtedness of the United States of America, or of ay domestic or foreign

corporation, and while the holder of such shares, to exercise all the privileges of ownership, including the right to voter

thereon, to the same extent as a natural person might or could do by the president of this corporation or by proxy appointed by him, unless some other person, by resolution of the Board of

Directors, shall be appointed to vote such share.

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     (b)  When and as authorized by the vote of the holders of

not less than a majority of the shares entitled to vote, at a shareholders' meeting called for that purpose, or when authorized upon the written consent of the holders of a majority of such shares, to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms and for such considerations which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems

expedient or advisable.

     (c)  To purchase or otherwise acquire on such terms and in such manner as the By-Laws of this corporation from time to time provide, and to own and hold shares of the capital stock of this corporation, and to reissue the same from time to time.

     (d)  To acquire, hold, lease, encumber, convey or otherwise dispose of either alone or in conjunction with others, real and personal property within or without the State, and to take real and personal property by Will or gift.

     (e)  To acquire, hold, take over as a going concern and

thereafter to carry on, mortgage, sell or otherwise dispose of,

either alone or in conjunction with others, the rights, property,

and business of any person, entity, partnership, association, or corporation heretofore or hereafter engaged in any business, the purpose of which is similar to the purposes set forth in Article

III of these Articles of Incorporation.

     (f)  To enter into any lawful arrangement for sharing of

profits, union of interest, reciprocal association, or

cooperation association with any corporation, association,

partnership, individual or other legal entity, for the carrying on of any business, the purpose of which is similar to the

purpose set forth in Article III of these Articles of

Incorporation, and, insofar as it

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is lawful, to enter into any general or limited partnership, the purpose of which is similar to such purposes.

                           ARTICLE VI

      Any  agreement for consolidation or merger with one or more foreign or domestic corporations may be authorized by vote of the holders of a majority of the shares entitled to vote.

                           ARTICLE VII

      The aggregate number of shares which this corporation shall have authority to issue is one hundred thousand (100,000) shares,

with  a  par  value  of One ($1.00) Dollar per share,  having  an aggregate  par value of One Hundred Thousand ($100,000)  Dollars,

which shall be known as "common stock."

     (a)  The holders of the common stock shall be entitled to

receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefore, dividends,

payable either in cash, in property, or in shares of the capital stock of the corporation.

     (b)  No holder of stock of the corporation shall be entitled to any cumulative voting rights.

     (c)  No holder of stock of the corporation shall be entitled to any pre-emptive rights to subscribe for additional shares of the corporation's stock.

                          ARTICLE VIII

     The Board of Directors shall have the power:

     (a)  To accept or reject any subscription for the shares of this corporation, whether such subscription be made before or after incorporation.

     (b)  To make and alter By-Laws, subject to the power of the shareholders by a majority vote to change or repeal such By-Laws.

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     (c)  To fix the terms, provisions and conditions of any

rights to convert any of the securities of this corporation into shares of stock of this corporation, or of options to purchase or subscribe for shares of any class of shares of this corporation,

including the conversion basis or bases and the option price of prices at which shares may be purchased or subscribed for and to authorize the issuance thereof.

     (d)  To fix or alter, from time to time, in respect of

shares then unallotted, any or all of the dividend rate, the redemption price, the liquidation price, the conversion rights and the sinking or purchase fund rights of any class, or any series of any class, or the number of shares constituting any series of any class.

                           ARTICLE IX

      The  minimum  amount  of  stated capital  with  which  this corporation  will  begin  business is  One  Thousand  ($1,000.00)

Dollars.

                            ARTICLE X

     The names and post office addresses of the Incorporators of this corporation are as follows:

     NAME                     ADDRESS

     Lynette L. Guertin            2200 American National Bank Building
                                   St. Paul, Minnesota 55101

     Kristine U. Trenda            2200 American National Bank Building
                                   St. Paul, Minnesota 55101

     Teresa A. McGuire             2200 American National Bank Building
                                   St. Paul, Minnesota 55101

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                           ARTICLE XI

      The  names and post office addresses of the first Board  of

Directors are as follows:

     NAME                     ADDRESS

     Lynette L. Guertin            2200 American National Bank Building
                                   St. Paul, Minnesota 55101

     Kristine U. Trenda            2200 American National Bank Building
                                   St. Paul, Minnesota 55101

     Teresa A. McGuire             2200 American National Bank Building
                                   St. Paul, Minnesota 55101

whose  terms  of  office shall continue until  the  first  annual meeting  of  shareholders,  or until their  successors  are  duly elected and have qualified.

                           ARTICLE XII

     All or any portion of these Articles of Incorporation may be amended solely by the affirmative vote of a majority of the stock entitled to vote.



     IN WITNESS WHEREOF, we have hereunto set our hands this 30th day of January, 1975.

                              /s/ Lynette L. Guertin

                              /s/ Kristine U. Trenda

                              /s/ Teresa A. McGuire

STATE OF MINNESOTA  )

                    )ss

COUNTY OF RAMSEY    )

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      On  this  30th  day  of January, 1975, personally  appeared before  me LYNETTE L. GUERTIN, KRISTINE U. TRENDA, and TERESA  A.

MCGUIRE,  to me known to be the persons named in and who executed the  same  as  their  own free act and deed,  for  the  uses  and purposes herein expressed.

                              /s/ Notary Public

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                    CERTIFICATE OF AMENDMENT
                TO THE ARTICLES OF INCORPORATION
                               OF
                AUTOMATED MULTIPLE SYSTEMS, INC.

     The undersigned, Louis A. Scotti and Robert W. Anderson, being respectively the President and Secretary/Treasurer of Automated Multiple Systems, Inc., a Minnesota Corporation, do hereby certify that in accordance with Section 301.26 of the Minnesota Statutes, all of the Shareholders of said Corporation who would be entitled to Notice of Meeting, did adopt, by affixing their signatures to a written resolution, the following amendment to the Articles of Incorporation of said Corporation, effective the 14th day of February, 1975:

     RESOLVED, that Article VII of the Articles of Incorporation shall be amended as follows:

                              VII.

           The aggregate number of shares which this Corporation shall have authority to issue is 400,000 shares, with a par value of Twenty-Five Cents ($.25) per share, having an aggregate par value of $100,000.00, which shall be known as "common stock".

     a. The holders of the common stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefore, dividends, payable either in cash, in property, or in shares of the capital stock of this Corporation.

     b. No holders of stock of this Corporation shall be entitled to any cumulative voting rights.

     c. No holder of stock of the Corporation shall be entitled to any pre-emptive rights to subscribe for additional shares of the Corporation's stock.


                                   /s/ Louis A. Scotti

                                   /s/ Robert W. Anderson
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STATE OF MINNESOTA  )
                    )ss.
COUNTY OF RAMSEY    )

     On this ______ day of April, 1975, before me, a Notary Public within and for said County, personally appeared LOUIS A. SCOTTI and ROBERT W. ANDERSON, to me personally known, who being by me duly sworn, did say that they are the President and Secretary/ Treasurer of the Corporation named in the foregoing instrument, and that said instrument was signed in behalf of said Corporation by authority of its Board of Directors and said Louis
A. Scotti and Robert W. Anderson acknowledge said instrument to be the free act and deed of said Corporation.

                                   /s/ Notary Public
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                   CERTIFICATE OF AMENDMENT TO
                  ARTICLES OF INCORPORATION OF
                AUTOMATED MULTIPLE SYSTEMS, INC.

     We, the undersigned, Louis A. Scotti and Robert W. Anderson, being respectively the President and Secretary of Automated Multiple Systems, Inc., a Minnesota corporation, hereby certify that in accordance with the provisions of Section 301.26 of the Minnesota Statutes, at a duly called meeting of the Shareholders, the following resolution was unanimously adopted by the Shareholders of said Corporation, as hereinafter set forth, effective the 5th day of January, 1976.

          RESOLVED, that Article I of the Articles of Incorporation of this corporation is hereby amended to read as follows:

                           ARTICLE I.

     The name of this corporation is :  Stylus, Inc.

     IN WITNESS WHEREOF, we have hereunto set out hands this 13th day of January, 1976.

                              /s/ Louis A. Scotti

                              /s/ Robert W. Anderson

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF RAMSEY    )

     LOUIS A. SCOTTI and ROBERT W. ANDERSON, being first duly sworn, upon oath, depose and say that they are respectively the President and Secretary of Automated Multiple Systems, Inc., the Minnesota corporation named in the foregoing Certificate, the said Certificate contains a true statement of the action of Shareholders taken by resolution of the Shareholders as described therein, that said Certificate is executed on behalf of said corporation by its express authority and that they further acknowledge the same to be their own free act and deed and the free act and deed of said corporation.

                                        /s/ Louis A. Scotti

                                        /s/ Robert W. Anderson

Subscribed and sworn to before me  this 13th day of January,
1976.
/s/ Notary Public
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                   CERTIFICATE OF AMENDMENT TO
                  ARTICLES OF INCORPORATION OF
                          STYLUS, INC.

     We, the undersigned, Louis A. Scotti and Robert W. Anderson, being respectively the President and Secretary of Stylus, Inc., a Minnesota corporation, hereby certify that in accordance with the provisions of Section 301.26 of the Minnesota Statutes, by a unanimous written resolution duly executed by all of the Shareholders of said corporation, the Resolution as hereinafter set forth was adopted effective the 1st day of July, 1976.

                              VII.

     The aggregate number of shares which this corporation shall have authority to issue is Four Hundred Thousand (400,000) shares, with a par value of Forty Cents ($.40) per share, having an aggregate par value of One Hundred Sixty Thousand and No/100 Dollars ($160,000.00), which shall be known as "common stock".

          a. The holders of the common stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefore, dividends, payable either in cash, in property, or in shares of the capital stock of this Corporation.

          b. No holder of stock of this Corporation shall be entitled to any cumulative voting rights.

          c. No holder of stock of the Corporation shall be entitled to any pre-emptive rights to subscribe for additional shares of the Corporation's stock.

     IN WITNESS WHEREOF, we have hereunto set out hands this 1st day of July, 1976.

                                   /s/ Louis A. Scotti

                                   /s/ Robert W. Anderson

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF RAMSEY    )

     LOUIS A. SCOTTI and ROBERT W. ANDERSON, being first duly sworn, upon oath, depose and say that they are respectively the President and Secretary of Stylus, Inc., the Minnesota corporation named in the foregoing Certificate, the said Certificate contains a true statement of the action of Shareholders taken by vote of the Shareholders as described therein, that said Certificate is executed on behalf of said corporation by its express authority and that they further acknowledge the same to be their own free act and deed and the free act and deed of said corporation.
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                                   /s/ Louis A. Scotti

                                   /s/ Robert W. Anderson

Subscribed and sworn to before me this 1st day of July, 1976.
/s/ Notary Public

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                   CERTIFICATE OF AMENDMENT TO
                  ARTICLES OF INCORPORATION OF
                          STYLUS, INC.

     We, the undersigned, Louis A. Scotti and Robert W. Anderson, being respectively the President and Secretary of Stylus Inc., a Minnesota corporation, hereby certify that in accordance with the provisions of Section 301.26 of the Minnesota Statutes, at a duly called special meeting of the shareholders, the Resolution as hereinafter set forth was adopted effective the 19th day of June, 1978.

                              VII.

      The aggregate number of shares which this corporation shall have authority to issue is Eight Hundred Thousand (800,000) shares, with a par value of Twenty Cents ($.20) per share, having an aggregate par value of One Hundred Sixty Thousand and No/100 Dollars ($160,000.00), which shall be known as "common stock."

          a. The holders of the common stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefore, dividends, payable either in cash, in property, or in shares of capital stock of this Corporation.

          b. No holder of stock of this Corporation shall be entitled to any cumulative voting rights.

          c. No holder of stock in the Corporation shall be entitled to any pre-emptive rights to subscribe for additional shares of the Corporation's stock.

     IN WITNESS WHEREOF, we have set out hands this 19th day of June, 1978.

                                   /s/ Louis A. Scotti

                                   /s/ Robert W. Anderson

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF RAMSEY    )

     LOUIS A. SCOTTI and ROBERT W. ANDERSON, being first duly sworn, upon oath, depose and say that they are respectively the President and Secretary of Stylus, Inc., the Minnesota corporation named in the foregoing Certificate, the said Certificate contains a true statement of the action of Shareholders taken by vote of the Shareholders as described therein, that said Certificate is executed on behalf of said corporation by its express authority and that they further acknowledge the same to be their own free act and deed and the free act and deed of said corporation.

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                                   /s/ Louis A. Scotti

                                   /s/ Robert W. Anderson

Subscribed and sworn to before me this 19 day of June, 1978.

/s/ Notary Public

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                       State of Minnesota
                Office of the Secretary of State

             AMENDMENT OF ARTICLES OF INCORPORATION

                          STYLUS, INC.

     This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box: __________

The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified articles
(s), indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

See attached.




This amendment has been approved pursuant to chapter 302A, Minnesota Statutes.
I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section
609.48 as if I had signed this amendment under oath.


                                        /s/
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                            ARTICLE I

     To change the name of the Company to Cybernetics, Inc.

                           ARTICLE VII

     The corporation shall be authorized to issue Forty Million (40,000,000) shares of common stock with $.004 par value. The corporation shall also be authorized to issue Five Million (5,000,000) shares of undesignated stock $.01 par value with such rights as Board of Directors may from time to time determine. Each shareholder shall be entitled to one vote per share and there shall be no cumulative voting rights. No shareholder of the corporation shall have any preemptive right to subscribe to or purchase any new or additional shares of any class of stock of this corporation.

                          ARTICLE XIII

     No director shall have personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Nothing in these Articles shall eliminate or limit the liability of a director:

     a. for any breach of the director's duty of loyalty to the Corporation or its shareholders;

     b. for acts or omissions not in good faith or that involves intentional misconduct or a knowing violation of law;

     c.   under Section 302A.559 or 80A.23;

     d. for any transaction from which the director derived an improper personal benefit; or

     e. for any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective."
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                  MINNESOTA SECRETARY OF STATE
             AMENDMENT OF ARTICLES OF INCORPORATION

CORPORATE NAME:

Cybernetics, Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

The following amendment of articles regulating the above corporation was adopted: (Total number of pages including this form 1)

                            ARTICLE I

     The name of the Company shall be Transform Pack
International, Inc.




This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                        /s/
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